Exhibit 10.5

RESIGNATION LETTER

May 14, 2008

Adex Media, Inc.
422 Oakland Drive
Raleigh, North Carolina 27609

Gentlemen:

This letter shall serve as notice that as of the date hereof, I hereby resign from the Board of Directors of Adex Media, Inc. (the “Corporation”) and from all offices that I hold.  My resignation is not the result of any disagreement with the Corporation on any matter relating to its operation, policies (including accounting or financial policies) or practices.

Sincerely,

/s/ D. Chad Allison

D. Chad Allison